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HARMON INDUSTRIES, INC.                                                      EXHIBIT A
FORM 10-Q                                                                    -------------------
MARCH 31, 1995


Computation of earnings per share (Instruction H(g))
- - ---------------------------------------------------
Computation of the average number of shares of Common Stock outstanding for the three months ended
March 31, 1995 and 1994.
                                      (1)          (2)            (3)                (4)
                                                                             Average number of
                                                                             shares outstanding
                                                                             as shown on
                                                                             consolidated statements
                                  Shares of    Number                        of operations (3)
                                  common       of days       Share days      divided by number
                                  stock        outstanding   (2 x 1)         of days in period
                                  -----------  ------------  --------------  -------------------
          1995

January 1 - March 31               6,728,252            90     605,542,680

Equivalent shares under
 the Company's bonus plan                381            90          34,274

Options exercised                     35,359            85       3,005,515
                                         400            81          32,400
                                       2,200            43          94,600

Equivalent shares under the
 Company's option plans               51,344            90       4,620,960

                                                                         0
                                                             --------------
                                                               613,330,429            6,814,783
                                                             --------------  -------------------
                                                             --------------  -------------------
          1994

January 1 - March 31               6,328,437            90     569,559,330

Equivalent shares under
 the Companys' bonus plan                594            90          53,440

Options exercised                      5,750            86         494,500
                                       1,000            60          60,000
                                       2,000            29          58,000
                                      13,300            25         332,500
                                       1,000            15          15,000
                                       1,650            10          16,500
                                       1,600             9          14,400
                                      18,270             7         127,890

Equivalent shares under the
 Company's option plans              209,730            90      18,875,711
                                                             --------------
                                                               589,607,271            6,551,192
                                                             --------------  -------------------
                                                             --------------  -------------------

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